                                                                   EXHIBIT 10.7



                             MASSEY ENERGY COMPANY

                      CHANGE OF CONTROL COMPENSATION PLAN

              As Amended and Restated Effective November 30, 2000

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

                                   ARTICLE 1
                                  DEFINITIONS

Sec. 1.10  DEFINITIONS

     As used herein, the following terms shall have the meanings hereafter set forth unless the context clearly indicates to the contrary:

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b) "Change of Control" of the Company shall be deemed to have occurred if, (i) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions, (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

     (c) "Change of Control Compensation Agreement" or "Agreement" shall each mean any agreement between the Executive and the Company which sets forth the terms and conditions governing the Executive's participation in the Plan.

     (d)  "Committee" shall mean the Compensation Committee of the Board.

     (e)  "Company" shall mean Massey Energy Company.

     (f)  "Exchange Act" shall mean the Securities Exchange Act of 1934.

     (g) "Executive" shall mean any key management employee of the Company or one of its Subsidiaries who has been selected by the Committee for participation under the Plan and who has executed a Change of Control Compensation Agreement.

     (h) "Plan" shall mean the Massey Energy Company Change of Control Compensation Plan, the terms of which are set forth herein.

     (i) "Subsidiary" shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company.

                                  ARTICLE II

                                   THE PLAN

Sec. 2.10  NAME

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

     This Plan shall be known as the "Massey Energy Company Change of Control Compensation Plan."

Sec. 2.20  PURPOSE

     The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of certain key management employees and be able to rely on the advice and counsel of such employees, notwithstanding the possibility, threat, or occurrence of a Change of Control of the Company. In the case of any such proposals, key management employees, in addition to their regular duties, may be called upon to assist in the assessment of such proposals, to advise management and the Board as to whether such proposals would be in the best interest of the Company and its stockholders and to take such other actions as the Board might determine to be appropriate. The Board believes it is imperative to diminish the inevitable distraction of such employees by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the employee with compensation arrangements upon a Change of Control which provide the employee with individual financial security. In order to accomplish these objectives, the Board has caused the Company to adopt this Plan.

Sec. 2.30  EFFECTIVE DATE

     The Plan was originally effective as of __________________. The effective date of this amended and restated Plan is November 30, 2000.

                                  ARTICLE III
                                 PARTICIPATION

Sec. 3.10  ELIGIBILITY

     Any officer or other key management employee of the Company or its Subsidiaries shall be eligible to participate in the Plan; provided, however, that no member of the Committee shall be eligible to participate.

Sec. 3.20  PARTICIPATION

     The Committee shall have sole discretion and authority to determine from among eligible employees those who shall be offered participation in the Plan as well as the terms and conditions upon which such participation may be offered.

                                  ARTICLE IV
                            EXECUTION OF AGREEMENT

Sec. 4.10  EXECUTION OF AGREEMENT

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

     Participation in the Plan by an Executive shall be evidenced by an executed Change of Control Compensation Agreement. Each Agreement executed hereunder shall be authorized by minutes of a meeting or the written consent of the Committee and shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

                                   ARTICLE V
                              CONTINUED SERVICES

Sec. 5.10  CONTINUED SERVICES

     Each Agreement shall provide that in the event a third person begins a tender or exchange offer, circulates a proxy to stockholders, or takes other steps to effect a Change of Control of the Company, the Executive shall covenant that he will not voluntarily leave the employ of the Company and will render the services contemplated in Sec. 2.2 hereof until such third person has abandoned or terminated his or its efforts to effect the Change of Control or until a Change of Control has occurred.

                                  ARTICLE VI

                           TERMINATION OF EMPLOYMENT

Sec. 6.10  TERMINATION OF EMPLOYMENT

     Each Agreement shall provide for the Executive to receive designated benefits not to exceed those set forth in Secs. 6.2, 6.3 and 6.4 hereof in certain situations where his employment with the Company (including its Subsidiaries) has terminated other than as a consequence of death or permanent total disability and within two years after a Change of Control of the Company. Under the terms of each Agreement the receipt of any such benefits may or may not be limited to situations where the Change of Control was contested by the Company. Each Agreement shall also provide for a conclusive presumption that any involuntary termination of the Executive within said period was not for any willful breach of duty by the Executive in the course of his employment or for habitual neglect of his duty or continued incapacity to perform it. The Committee has sole and absolute discretion to provide in each Agreement the specific circumstances upon which the termination, whether voluntary, with good reason, involuntary or otherwise, shall give rise to the payment of benefits hereunder.

Sec. 6.20  LUMP SUM CASH PAYMENTS

     Subject to Sec. 6.5 herein, the Company will pay to the Executive as compensation for services rendered to the Company a lump sum amount (subject to any applicable payroll or other taxes required to be withheld) which shall be determined by calculating the sum of the monthly amounts set forth in paragraphs
(a), (b) and (c) below, for the number of months that shall not exceed the lesser of:

     (i)  thirty-six months, or

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

     (ii) the number of whole or partial calendar months between the Executive's last day of employment and the end of the calendar year in which the Executive would reach age 65,

and by then adjusting that sum, if necessary, in order to comply with Sec. 6.5 herein.

     (a)  Monthly Salary Amount.  For months one through twelve, an amount equal
          ---------------------
     to the monthly base salary payable to the Executive by the Company as of the date of the Executive's termination; for months thirteen through twenty-four, if applicable, 1.1 times the above monthly base salary; and for months twenty-five through thirty-six, if applicable, 1.2 times the above monthly base salary.

     (b)  Monthly Bonus Amount.  For months one through twelve, an amount equal
          --------------------
     to the greater of (1) one-twelfth of the Executive's projected award under the executive incentive compensation plan (to be stated as a percentage of the salary factor) computed in accordance with Company policy on the basis of Company and individual performance rating of 8, or (2) one-twelfth of the Executive's award under the executive incentive compensation plan for the last preceding full fiscal year; for months thirteen through twenty-four, if applicable, the monthly amount for months one through twelve multiplied by 1.1; for months twenty-five through thirty-six, if applicable, the monthly amount for months one through twelve multiplied by 1.2.

     (c)  Monthly Fringe Benefit Amount.  Twenty-nine percent of the amount
          -----------------------------
     calculated pursuant to paragraph (a) above of this Sec. 6.2, in lieu of certain benefits and perquisites provided to the Executive.

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

Sec. 6.30  CONTINUING APPLICATION OF EXISTING COMPANY RETIREMENT RULES AND
             POLICIES

       Each Agreement shall provide that the determination as to whether an Executive's termination of employment constitutes a "retirement" under Company (or Subsidiary) rules and policies shall be determined with reference to the rules and personnel policies in effect immediately prior to the Change of Control, and, in the case where such Executive's termination qualifies as a retirement under such rules and personnel policies, then the personnel policy benefits to which the Executive shall be entitled as a result of such retirement shall be no less than those determined in accordance with the rules and personnel policies in effect immediately prior to the Change of Control.

Sec. 6.40  OTHER BENEFIT PLANS

       Nothing in this Plan or any Agreement shall prevent or limit the Executive's continuing or future participation in any pension, savings, investment, retirement, profit sharing, restricted stock, stock option or stock appreciation rights plan or other benefit, bonus, incentive or other plans, programs, agreements, policies or practices of the Company or any of its Subsidiaries for which the Executive may qualify. Any terminating distributions and/or vested rights under such plans, programs, agreements, policies or practices shall be governed by the terms of those respective plans, subject to the provisions of Sec. 6.5 herein.

Sec. 6.5  CERTAIN REDUCTION OF PAYMENTS BY THE COMPANY

       Each Agreement shall be governed by the following provisions:

       (a) For purposes of this Sec. 6.5, (i) "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of Executive (whether paid or payable pursuant to this Plan or otherwise, but determined without regard to any reductions required by this Sec. 6.5); (ii) "Net After Tax Receipts" shall mean the Present Value of a Payment net of all taxes imposed on Executive with respect thereto under Sections 1 and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), determined by applying the highest marginal rate under Section I of the Code which applied to the Executive's taxable income for the immediately preceding taxable year; (iii) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and
       (iv) "Reduced Amount" shall mean the smallest aggregate amount of Payments, or portions of Payments, which (a) is less than the sum of all Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate Payments were any other amount less than the sum of all Payments.

       (b) Anything in this Plan to the contrary notwithstanding, in the event a public accounting firm is engaged by the Company (the "Accounting Firm") shall determine that receipt of all Payments would subject Executive to tax under Section 4999 of the Code, it shall determine whether some amount of Payments would meet the definition of a

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

     Reduced Amount. If the Accounting Firm determines that there is a Reduced Amount, the aggregate Payments shall be reduced to such Reduced Amount. In the event that the Accounting Firm is serving as accountant or auditor for the person or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company.

     (c) If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof, and the Executive may then elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Payments equals the Reduced Amount), and shall advise the Company in writing of such election within ten days of his receipt of notice. If no such election is made by the Executive within such ten-day period, the Company may elect which of such Payments shall be eliminated or reduced (as long as after such election the present value of(Pounds) the aggregate Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. All determinations made by the Accounting Firm under this Sec. 6.5 shall be binding upon the Company and Executive and shall be made within fifteen business days of the date of termination. As promptly as practicable following such determination, the Company shall pay to or distribute to or for the benefit of Executive such Payments as are then due to Executive and shall promptly pay to or distribute to or for the benefit of Executive in the future such Payments as become due to Executive.

     (d) While it is the intention of the Company and the Executive to reduce the amounts payable or distributable to Executive hereunder only if the aggregate Net After Tax Receipts to Executive would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of Executive pursuant to this Plan which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of Executive pursuant to this Plan could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or Executive which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of Executive shall be treated for all purposes as a loan to Executive which Executive shall repay to the Company together with interest at the applicable federal rate provided for in
     Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by Executive to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

       Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in
       Section 7872(f)(2) of the Code.

                                  ARTICLE VII
                              GENERAL PROVISIONS

Sec. 7.10  CONTINUING OBLIGATIONS

       Each Agreement shall provide that the Executive shall retain in confidence, both during and after his employment with the Company, any confidential information known to him concerning the Company and its business and clients so long as such information is not publicly disclosed, other than by acts of the Executive or his representatives in violation of the Agreement.

Sec. 7.20  INDEMNIFICATION

       Each Agreement shall provide that if litigation is brought by either party to enforce or interpret any provision contained in the Agreement, the Company will undertake to indemnify the Executive for his reasonable attorneys' fees and expenses incurred in such litigation regardless of the outcome thereof, and will agree to pay prejudgment interest on any money judgment obtained by the Executive, calculated at the prime interest rate in effect at Security Pacific National Bank from time to time from the date that payment(s) to him should have been made under the Agreement.

Sec. 7.30  PAYMENT OBLIGATIONS ABSOLUTE

       Each Agreement shall provide that the Company's obligation to pay the Executive the compensation and to make the arrangements provided thereunder shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation, any setoff, counterclaim, recoupment, defense, claim or other right which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of the applicable Agreement. All amounts payable by the Company shall be paid without notice or demand. Except as expressly provided herein and under each Agreement, the Company will waive all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind the Agreement in whole or in part. Each and every payment made by the Company shall be final, and the Company will not seek to recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reason whatsoever.

Sec. 7.40  SUCCESSORS

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                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

       Each Agreement shall be binding upon and inure to the benefit of the Company and its successors or assigns, but is personal to the Executive and neither the Agreement nor any rights arising thereunder may be assigned or pledged by the Executive, other than by will or the laws of descent or distribution.

Sec. 7.50  SEVERABILITY

       Any provision in an Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Sec. 7.60  CONTROLLING LAW

       The Plan and each Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflicts of laws principles.

Sec. 7.70  TERMINATION

       Each Agreement shall be subject to unilateral termination by the Company if the Committee determines that the Executive is no longer a key management employee to be included within the Plan and so notifies the Executive; except
                                                                       ------
that, such determination may not be made, and if made shall have no effect, if a
----
Change of Control shall have occurred or during any period of time when the Company has knowledge that any third person has taken steps reasonably calculated to effect a Change in Control until, in the opinion of the Committee, the third person has abandoned or terminated his or its efforts to effect a Change of Control. Any decision by the Committee that the third person has abandoned or terminated his or its efforts to effect a Change of Control shall be conclusive and binding on the Executive.

Sec. 7.80  TERM OF AGREEMENT

       The duration of each Agreement shall be for a period of five years or as otherwise determined by the Committee. Each Agreement, however, shall provide for automatic extensions for successive additional one year periods beyond its initial termination date unless at least 30 days prior to the expiration of any such period, the Committee shall have given written notice that it does not wish to extend the Agreement; and provided further, that each Agreement shall continue in effect beyond the then current term if a Change of Control shall have occurred during such term.

Sec. 7.90  CONTINUATION OF EMPLOYMENT

       Each Agreement shall provide that nothing in the Plan or in any instrument executed pursuant to the Plan, including, without limitation, any Agreement, will confer upon any employee any right to continue in the employ of the Company or any Subsidiary or affect the

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

right of the Company or any Subsidiary to terminate the employment of any employee at any time with or without cause.

Sec. 7.100  HEADINGS NOT PART OF AGREEMENT

       Each Agreement shall provide that the headings used therein are for convenience and reference only and shall have no force or effect.

                                 ARTICLE VIII
                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

8.10  TERMINATION OF PRIOR PLAN AND AGREEMENTS

       This Plan shall amend the Second Amendment to Fluor Supplemental Executive Severance Plan effective as of April 1, 1984 (the "Second Amendment") and the execution of an Agreement shall terminate any Executive Severance Agreement entered into by the same parties under the Second Amendment.

Sec. 8.20  TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

       The Board may at any time terminate, and may at any time and from time to time amend or modify the Plan; provided however, that no termination, amendment or modification of the Plan shall in any manner affect any Agreement theretofore executed pursuant to the Plan without the consent of the Executive except as otherwise provided in Sec. 7.7 hereof.

                                  ARTICLE IX
                                 MISCELLANEOUS

Sec. 9.10  PLAN BINDING ON SUCCESSORS

       The Plan shall be binding upon the successors and assigns of the Company.

Sec. 9.20  SINGULAR, PLURAL; GENDER

       Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

9.30  HEADINGS NOT PART OF PLAN.

       Article and Section headings used herein are inserted for convenience and reference only and shall have no force or effect.

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

                    CHANGE OF CONTROL COMPENSATION AGREEMENT
                    ----------------------------------------

     THIS CHANGE OF CONTROL COMPENSATION AGREEMENT ("Agreement"), executed as of ____________________________, by and between Massey Energy Company , a Delaware corporation (the "Company"), and ____________________________ (the "Executive"), evidences the award by the Organization and Compensation Committee of the Board of Directors of the Company of the benefits set forth herein pursuant to the Massey Energy Company Change of Control Compensation Plan (the "Plan") as amended and restated effective November 30, 2000, receipt of a copy of which Plan the Executive hereby acknowledges. Terms with initial letters capitalized not defined in this Agreement shall have the same meanings as set forth in the Plan.

     1.    Agreement to Render Services.  In the event a third person begins a
           ----------------------------
tender or exchange offer, circulates a proxy to stockholders, or takes other steps to effect a Change of Control (as hereinafter defined) of the Company, the Executive agrees that he will not voluntarily leave the employ of the Company, and will render the services contemplated in Sec. 2.2 of the Plan, until such third person has abandoned or terminated his or its efforts to effect a Change of Control or until a Change of Control has occurred.

     2.    Award of Benefits.  [INSERT FOR CATEGORY I: In the event the
           -----------------
Executive's employment with the Company or its Subsidiaries terminates either voluntarily or involuntarily for any reason other than death or permanent total disability and where such termination occurs within two years after a Change of Control of the Company, the Executive shall be paid an aggregate sum in the amount specified in paragraph 3 hereof.]

[INSERT FOR CATEGORY II: In the event the Executive's employment with the Company or its Subsidiaries terminates either

     (a) voluntarily or involuntarily for any reason other than death or permanent total disability and where such termination occurs within two years after a Contested Change of Control (as hereinafter defined) of the Company, or

     (b) voluntarily for good reason (as hereinafter defined) or involuntarily for any reason other than death or permanent total disability and where such termination occurs within two years after an Uncontested Change of Control (as hereinafter defined) of the Company, the Executive shall be paid an aggregate sum in the amount specified in paragraph 3 hereof. For purposes of this paragraph, "good reason" shall mean

     (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities in effect immediately prior to the Change of Control, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

     action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

     (ii) any failure by the Company to continue the Executive's employment upon the terms and conditions as existed immediately prior to the Change of Control, including but not limited to compensation level, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

     (iii) the Company requiring the Executive to be based at any office or location other than the office or location that the Executive was based at immediately prior to the Change of Control, except for travel reasonably required in the performance of the Executive's responsibilities.

For purposes of this definition, any good faith determination of "good reason" made by the Executive shall be conclusive.]

     [INSERT FOR CATEGORY III: In the event the Executive's employment with the Company or its Subsidiaries terminates either voluntarily or involuntarily for any reason other than death or permanent total disability and where such termination occurs within two years after a Contested Change of Control (as hereinafter defined) of the Company, the Executive shall be paid an aggregate sum in the amount specified in paragraph 3 hereof.]

     3.  Payment of Benefits.  Subject to paragraph 6 herein, the Company will
         -------------------
pay to the Executive as compensation for services rendered to the Company a lump sum amount (subject to any applicable payroll or other taxes required to be withheld) which shall be determined by calculating the sum of the monthly amounts set forth in subparagraphs (a), (b) and (c) of this paragraph, for the number of months that shall not exceed the lesser of

     (i)  [CATEGORY I: thirty-six months, or]
          [CATEGORIES II and III: twenty-four months, or]

     (ii) the number of months (and any fraction thereof) between the Executive's last day of employment and the end of the calendar year in which the Executive would reach age 65,

and by then adjusting that sum, if necessary, in order to comply with paragraph 6 herein.

     (a)  Monthly Salary Amount.  [CATEGORY I: For months one through twelve, an
          ---------------------
     amount equal to the monthly base salary payable to the Executive by the Company as of the date of the Executive's termination; for months thirteen through twenty-four, if applicable, 1.1 times the above monthly base salary; and for months twenty-five through thirty-six, if applicable, 1.2 times the above monthly base salary.]

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

          [CATEGORIES II and III: For months one through twelve, an amount equal to the monthly base salary payable to the Executive by the Company as of the date of the Executive's termination; and for months thirteen through twenty-four, if applicable, 1.1 times the above monthly base salary.]

     (b)  Monthly Bonus Amount. [CATEGORY I:  For months one through twelve, an
          --------------------
     amount equal to the greater of (i) one-twelfth of the Executive's projected award under the Executive Incentive Compensation Plan (to be stated as a percentage of the salary factor) computed in accordance with Company policy on the basis of Company and individual performance rating of 8, or (2) one-twelfth of the Executive's award under the Executive Incentive Compensation Plan for the last preceding full fiscal year; for months thirteen through twenty-four, if applicable, the monthly amount for months one through twelve multiplied by 1.1; for months twenty-five through thirty-six, if applicable, the monthly amount for months one through twelve multiplied by 1.2.]

          [FOR CATEGORIES II AND III: For months one through twelve, an amount equal to the greater of (1) one-twelfth of the Executive's projected award under the Executive Incentive Compensation Plan (to be stated as a percentage of the salary factor) computed in accordance with Company policy on the basis of Company and individual performance rating of 8, or (2) one-twelfth of the Executive's award under the Executive Incentive Compensation Plan for the last preceding full fiscal year; and for months thirteen through twenty-four, if applicable, the monthly amount for months one through twelve multiplied by 1.1.]

     (c)  Monthly Fringe Benefit Amount.  Twenty-nine percent of the amount
          -----------------------------
     calculated pursuant to subparagraph (a) of this paragraph, in lieu of certain benefits and perquisites provided to the Executive.

     4.  Continuing Application of Existing Company Retirement Rules and
         ---------------------------------------------------------------
Policies. The determination as to whether the Executive's termination of
--------
employment constitutes a "retirement" under Company (or Subsidiary) rules and policies shall be determined with reference to the rules and personnel policies in effect immediately prior to the Change of Control, and, in the case where such Executive's termination qualifies as a retirement under such rules and personnel policies, then the personnel policy benefits to which the Executive shall be entitled as a result of such retirement shall be no less than those determined in accordance with the rules and personnel policies in effect immediately prior to the Change of Control.

     5.  Other Benefit Plans.  The Executive's continuing or future
         -------------------
participation in any pension, savings, investment, retirement, profit sharing, restricted stock, stock option or stock appreciation rights plan or other benefit, bonus, incentive or other plans, programs, agreements, policies or practices of the Company or any of its Subsidiaries for which the Executive may qualify, shall not be prevented or limited. Any terminating distributions and/or vested rights under such plans, programs, agreements, policies or practices shall be governed by the terms of those respective plans, subject to the provisions of paragraph 6 herein.

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

     6.   Certain Reduction of Payments by the Company.
          --------------------------------------------

     (a) For purposes of this paragraph 6, (i) "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of Executive (whether paid or payable pursuant to this Agreement or otherwise, but determined without regard to any reductions required by this paragraph
     6); (ii) "Net After Tax Receipts" shall mean the Present Value of a Payment net of all taxes imposed on Executive with respect thereto under Sections I and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), determined by applying the highest marginal rate under Section 1 of the Code which applied to the Executive's taxable income for the immediately preceding taxable year; (iii) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and (iv) "Reduced Amount" shall mean the smallest aggregate amount of Payments, or portions of Payments, which (a) is less than the sum of all Payments and
     (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate Payments were any other amount less than the sum of all Payments.

     (b) Anything in this Agreement to the contrary notwithstanding, in the event Ernst & Young (the "Accounting Firm") shall determine that receipt of all Payments would subject Executive to tax under Section 4999 of the Code, it shall determine whether some amount of Payments would meet the definition of a Reduced Amount. If the Accounting Firm determines that there is a Reduced Amount, the aggregate Payments shall be reduced to such Reduced Amount. In the event that the Accounting Firm is serving as accountant or auditor for the person or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company.

     (c) If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof, and the Executive may then elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Payments equals the Reduced Amount), and shall advise the Company in writing of such election within ten days of his receipt of notice. If no such election is made by the Executive within such ten-day period, the Company may elect which of such Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. All determinations made by the Accounting Firm under this paragraph 6 shall be binding upon the Company and Executive and shall be made within fifteen business days of the date of termination. As promptly as practicable following such determination, the Company shall pay to or distribute to or for the benefit of Executive such Payments as are then due to Executive

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

     and shall promptly pay to or distribute to or for the benefit of Executive in the future such Payments as become due to Executive.

     (d) While it is the intention of the Company and the Executive to reduce the amounts payable or distributable to Executive hereunder only if the aggregate Net After Tax Receipts to Executive would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of Executive pursuant to this Agreement which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of Executive pursuant to this Agreement could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or Executive which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of Executive shall be treated for all purposes as a loan to Executive which Executive shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by Executive to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

     7.   Continuing Obligations.  The Executive shall retain in confidence,
          ----------------------
both during and after his employment with the Company, any confidential information known to him concerning the Company and its business and clients so long as such information is not publicly disclosed, other than by acts of the Executive or his representatives in violation of this Agreement.

     8.   Definition of Change of Control.  For purposes of this Agreement, a
          -------------------------------
"Change of Control" shall be deemed to have taken place if either

          (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; or

          (ii) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions, (a

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

     "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

     [FOR CATEGORY II ONLY, ADD THE FOLLOWING: For purposes of this Agreement, a
                            ---
"Contested Change of Control" shall be deemed to have taken place if at no time prior to the happening of the events described in either (i) or (ii) of this paragraph, did the Board of Directors of the Company take action either specifically approving such share acquisition or specifically recommending acceptance or approval of such cash tender or exchange offer, merger or other business combination, and an "Uncontested Change of Control" shall be deemed to have taken place if at a time prior to the happening of the events described in either (i) or (ii) of this paragraph, the Board of Directors of the Company did take action that either specifically approved such share acquisition or specifically recommended acceptance or approval of such cash tender or exchange offer, merger or other business combination.]

     [FOR CATEGORY III ONLY, ADD THE FOLLOWING: For purposes of this Agreement,
                             ---
a "Contested-Change of Control" shall be deemed to have taken place if at no time prior to the happening of the events described in either (i) of (ii) of this paragraph, did the Board of Directors of the Company take action either specifically approving such share acquisition or specifically recommending acceptance or approval of such cash tender or exchange offer, merger or other business combination.]

     9.  Indemnification.  If litigation is brought by either party to enforce
         ---------------
or interpret any provision contained herein, the Company hereby indemnifies the Executive for his reasonable attorneys' fees and expenses incurred in such litigation regardless of the outcome thereof, and hereby agrees to pay prejudgment interest on any money judgment obtained by the Executive, calculated at the prime interest rate in effect at Security Pacific National Bank from time to time from the date that payment(s) to him should have been made under this Agreement.

     10. Payment Obligations Absolute.  The Company's obligation to pay the
         ----------------------------
Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation, any setoff, counterclaim, recoupment, defense, claim or other right which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. It is expressly agreed by the Company and the Executive that it will be conclusively presumed that any involuntary termination of the Executive within the two year period specified in paragraph 2 hereof shall not have been for any willful breach of duty by the Executive in the course of his employment or for habitual neglect of his duty or continued incapacity to perform it. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reason whatsoever.

     11.    Successors.  This Agreement shall be binding upon and inure to the
            ----------
benefit of the Company and its successors or assigns, but is personal to the Executive and neither this Agreement nor any rights arising hereunder may be assigned or pledged by the Executive, other than by will or the laws of descent or distribution.

     12.    Severability.  Any provision in this Agreement which is prohibited
            ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13.    Controlling Law.  This Agreement shall in all respects be governed
            ---------------
by, and construed in accordance with the laws of the State of Delaware, excluding its conflicts of laws principles.

     14.    Termination.  This Agreement shall terminate if, in accordance with
            -----------
the Plan, the Committee determines that the Executive is no longer a key management employee to be included within the Plan and so notifies the Executive; except that, such determination shall not be made, and if made shall
           -----------
have no effect, if a Change of Control shall have occurred or during any period of time when the Company has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control until, in the opinion of the Committee, the third person has abandoned or terminated his or its efforts to effect a Change of Control. Any decision by the Committee that the third person has abandoned or terminated his or its efforts to effect a Change of Control shall be conclusive and binding on the Executive.

     15.    Term of Agreement.  This Agreement shall commence on the date first
            -----------------
hereinabove written and shall continue in effect until __________________; provided, however, that commencing on __________________, and each __________________ thereafter, the term of this Agreement shall automatically be extended for one additional year unless at least 30 days prior to such date, the Company shall have given written notice that it does not wish to extend this Agreement; and provided further, that this Agreement shall continue in effect beyond the term provided herein if a Change of Control shall have occurred during such term.

     16.    Continuation of Employment.  Nothing in the Plan or in any
            --------------------------
instrument executed pursuant to the Plan, including without limitation, this Agreement, will confer upon any employee any right to continue in the employ of the Company or any Subsidiary or affect the right of the Company or any Subsidiary to terminate the employment of any employee at any time with or without cause.

     17.    Prior Agreements.  The parties hereby agree that the execution of
            ----------------
this Agreement shall supersede, cancel and terminate any Executive Severance Agreement entered into by the

                             MASSEY ENERGY COMPANY
                      CHANGE OF CONTROL COMPENSATION PLAN
              As Amended and Restated Effective November 30, 2000

parties under the First Amendment to Fluor Supplemental Executive Severance Plan effective as of April 1, 1984.

     18.    Headings Not Part of Agreement.  The headings used herein are for
            ------------------------------
convenience and reference only and shall have no force or effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

                                              MASSEY ENERGY COMPANY


                                              By __________________________



                                              By __________________________
                                                 Executive